UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

HUMITECH INTERNATIONAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	75-2941243
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

PH The Towers Tower 100, Apt. 44 Winston Churchill, Paitilla Panama City, Panama	07196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 888-493-8028

Securities registered pursuant to Section 12(b) of the Act:

(Title of Class)	(Name of exchange on which registered)
Common	n/a

Securities registered pursuant to section 12(g) of the Act:

(Title of Class)

Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act ☐

i

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Humitech International Group, Inc. (“Humitech”, “we”, “us”, “the Company” was incorporated in the state of Nevada on January 5, 2000 under the name Airsopure International Group, Inc. as a wholly owned subsidiary of Airtech International Group, Inc., a publicly traded company (symbol “AIRG”). On October 31, 2001, AIRG distributed to its stockholders, by means of a tax-free spin-off, one share of Humitech common stock for every ten shares of AIRG owned by the stockholders. The shares distributed represented 100% of AIRG’s ownership interest in the company and, subsequent to the distribution, Humitech and AIRG had no other business relationships or obligations to each other. Prior to October 1, 2001, Humitech was inactive. Humitech intended to be engaged in the marketing and sale of humidity control products through franchise distributorships and direct sales throughout the United States and Canada. This activity constitutes Humitech’s only operating segment. On March 7, 2002, Airsopure International Group, Inc. changed its name to Humitech International Group, Inc.

On May 15, 2002 we filed a Form SB-2 to sell 5,000,000 shares of common stock to the public, and to register 4,644,108 shares for sale by its selling shareholders. Subsequently, we filed a Form SB-2/A1 on October 28, 2002 and a Form SB-2/A2 on November 08, 2002. Eventually we filed a Form RW on March 31, 2003 to withdraw its Registration Statement. We have been dormant from that time until December 7, 2021 when Custodian Ventures, managed by David Lazar was appointed Custodian pursuant to the Notice of Entry of Order, in Clark County Nevada pursuant to Case No. A-21-843444-B.

Our Business

The intended business’ main component of the Humitech™ humidity control system is the mineral inside of the panel, called HUMISORB™ Sorbite, which is an unrefined mineral that controls humidity. The source of the HUMISORB™ Sorbite is a mine discovered in 1978 by two miners. Since then the product has been sold world-wide through a multitude of private dealer distributors until October 2001, when Humitech™ obtained the mineral and distribution rights from a private company that controls the lease from the United States Government. Within this leased area, the occurrence of the HUMISORB™ Sorbite is present in economically viable amounts. When it is extracted from the earth, HUMISORB™ Sorbite is reduced to granular form and packaged in dust-tight air-flow containers. HUMISORB™ Sorbite consists of silica, aluminum oxide, calcium oxide, and other minerals. This substance has the unique ability to absorb 40% moisture by weight and desorbs the same quantity. This substance is known to exist only within the area leased by Humitech™. Our humidity controls business never materialized and we have been in shell status from 2003 to the present.

Our Principal Products And Services

Our principal products until 2003 were:

SERIES HT-100: The Series HT-100 panel is a portable unit designed for the small refrigeration application that is designed to absorb/desorb gases and reduce temperature and reduce growth of bacteria.

SERIES HT-200: The Series HT-200 panel is a large commercial unit designed for the refrigeration application that is designed to absorb/desorb gases and reduce temperature.

The Company is a Blank Check Company

At present, the Company is a development stage company with no assets and no specific business plan or purpose. The Company’s business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Company is a “blank check company” and, as a result, any offerings of the Company’s securities under the Securities Act of 1933, as amended (the “Securities Act”) must comply with Rule 419 promulgated by the Securities and Exchange Commission (the “SEC”) under the Act. The Company’s Common Stock is a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Securities Exchange Act. The Penny Stock rules require a broker-dealer, before a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each Penny Stock held in the customer’s account. Also, the Penny Stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the Penny Stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the Penny Stock rules. So long as the common stock of the Company is subject to the Penny Stock rules, it may be more difficult to sell the Company’s common stock.

We are a “Shell Company,” as defined in Rule 405 promulgated by the SEC under the Securities Act. A Shell Company is one that has no or nominal operations and either: (i) no or nominal assets; or (ii) assets consisting primarily of cash or cash equivalents. As a Shell Company, we are restricted in our use of Registrations on Form S-8 under the Securities Act; the lack of availability of the use of Rule 144 by security holders; and the lack of liquidity in our stock.

Form S-8

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a Shell Company, it may use Form S-8 sixty calendar days, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in an amended registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

Unavailability of Rule 144 for Resale

Rule 144(i) “Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a Shell Company. We have identified our company as a Shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a Shell Company and has filed all requisite periodic reports under the Exchange Act for twelve (12) months.

As a result of our classification as a Shell Company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a Shell Company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Our Common Stock is Not Traded

Our common stock is not traded on any national exchange and common stock is not quoted on the OTC Markets.

We will be deemed a blank check company under Rule 419 of the Securities Act.

The provisions of Rule 419 apply to amended registration statements filed under the Securities Act by a blank check company, such as the Company. Rule 419 requires that a blank check company filing an amended registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. While we are not currently registering shares for an offering, we may do so in the future.

In addition, an issuer is required to file a post-effective amendment to an amended registration statement upon the execution of an agreement for an acquisition or merger. The rule provides procedures for the release of the offering funds, if any, in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8-K to report for both the entry into a material definitive (non-ordinary course of business) agreement and the completion of the transaction. Rule 419 applies to both primary and re-sale or secondary offerings.

Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the Company must notify each investor whose shares are in escrow, if any. Each such investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.

Effecting a business combination

Prospective investors in the Company’s common stock will not have an opportunity to evaluate the specific merits or risks of any of the one or more business combinations that we may undertake A business combination may involve the acquisition of, or a merger with, a company which needs to raise substantial additional capital by means of being a publicly trading company, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expenses, loss of voting control and compliance with various Federal and State securities laws. A business combination may involve a company that may be financially unstable or in its early stages of development or growth.

The Company has not identified a target business or target industry

The Company’s effort in identifying a prospective target business will not be limited to a particular industry and the Company may ultimately acquire a business in any industry Management deems appropriate. To date, the Company has not selected any target business on which to concentrate our search for a business combination. While the Company intends to focus on target businesses in the United States, it is not limited to U.S. entities and may consummate a business combination with a target business outside of the United States. Accordingly, there is no basis for investors in the Company’s common stock to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early-stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries that experience rapid growth. In addition, although the Company’s Management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

Our Management anticipates that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community, who may present solicited or unsolicited proposals. Our Management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation in connection with a business combination. In no event, however, will we pay Management any finder’s fee or other compensation for services rendered to us before or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination

Management owns approximately 90 of the issued and outstanding shares of common stock assuming conversion of their preferred stock into common shares, and will have broad flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our Management will consider, among other factors, the following:

●	financial condition and results of operation of the target company;

●	growth potential;

●	experience and skill of Management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	stage of development of the products, processes, or services;

●	degree of current or potential market acceptance of the products, processes, or services;

●	proprietary features and degree of intellectual property or other protection of the products, processes, or services;

●	regulatory environment of the industry; and

●	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our Management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination to achieve the most favorable tax treatment to us, the target business, and both companies’ stockholders. However, there can be no assurance that the Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any business combination we consummate.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred concerning the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us.

Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, it is more probable that we will only have the ability to effect a single business combination, if at all. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations with entities operating in multiple industries or multiple areas of a single industry, it is probable that we will lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

●

subject us to numerous economic, competitive, and regulatory developments, any, or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

●	result in our dependency upon the development or market acceptance of a single or limited number of products, processes, or services.

Limited ability to evaluate the target business

We cannot assure you that our assessment of the target business’ Management will prove to be correct. In addition, we cannot assure you that the future Management will have the necessary skills, qualifications, or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our director, if any, in the target business cannot presently be stated with any certainty.

While our director may remain associated in some capacity with us following a business combination, it is unlikely that he will devote his full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our director will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent Management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent Management.

Our auditors have expressed substantial doubt about our ability to continue as a going concern

Our audited financial statements for the years ended December 31, 2024 and 2023, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Competition

In identifying, evaluating, and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations, either directly or through affiliates. Many, if not virtually most, of these competitors possess far greater financial, human, and other resources compared to our resources. While we believe that there are numerous potential target businesses that we may identify, our ability to compete in acquiring certain of the more desirable target businesses will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by Management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Our Management believes, however, that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately-held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical, and other resources than the initial competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Employees

David Lazar, our Chief Executive Officer, is our sole executive officer. Mr. Lazar is not obligated to devote any specific number of hours per week and, in fact, intends to devote only as much time as he deem reasonably necessary to administer the Company’s affairs until such time as a business combination is consummated. The amount of time he will devote in any period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination.

Conflicts of Interest

The Company’s Management is not required to commit its full time to the Company’s affairs. As a result, pursuing new business opportunities may require a longer period than if Management would devote full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, Management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, Management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that the Company’s Management has multiple business affiliations, our Management may have legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, Management will consider factors such as reporting status, availability of audited financial statements, current capitalization, and the laws of jurisdictions. If several business opportunities or operating entities approach Management with respect to a business combination, Management will consider the foregoing factors as well as the preferences of the Management of the operating company. However, Management will act in what it believes will be in the best interests of the shareholders of the Company. The Company shall not enter into a transaction with a target business that is affiliated with Management.

ITEM 1A. RISK FACTORS

Forward-Looking Statements

This amended registration statement on Form 10 contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the market in which we operate, our beliefs and our Management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects”, “anticipates”, “targets”, “goals”, “projects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this annual report before you decide to invest in our common stock. Each of the following risks may materially and adversely affect our business objective, plan of operation and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you invested in our common stock. We provide the following cautionary discussion of risks, uncertainties, and possible inaccurate assumptions relevant to our business plan. In addition to other information included in this annual report, the following factors should be considered in evaluating the Company’s business and future prospects.

Company has a limited operating history and very limited resources.

Since Custodian Ventures managed by David Lazar took over controlling interest in the Company, the Company’s operations have been limited to seeking a potential business combination, and to generate revenue, which has been minimal from operations. Investors will have no basis upon which to evaluate the Company’s ability to achieve the Company’s business objective, which is to effect a merger, capital stock exchange, and/or acquire an operating business.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

As of September 30, 2025, we had $-0- cash and cash equivalents and an accumulated deficit of $1,516,965. Our audited financial statements for the years ended December 31, 2024, and December 31, 2023, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Since the Company has not yet selected a particular target industry or target business with which to complete a business combination, the Company is unable to ascertain the merits or risks associated with any particular business or industry.

Since the Company has not yet identified a particular industry or prospective target business, there is no basis for investors to evaluate the possible merits or risks of the target business which the Company may ultimately acquire. If the Company completes a business combination with a financially unstable company or an entity in its development stage, the Company may be affected by numerous risks inherent in the operations of those entities. Although the Company’s Management intends to evaluate the risks inherent in a particular industry or target business, the Company cannot assure you that it will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective business combination will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

Unspecified and unascertainable risks

There is no basis for shareholders to evaluate the possible merits or risks of potential business combination. To the extent that the Company effects a business combination with a financially unstable operating company or an entity that is in its early stage of development or growth, the Company will become subject to numerous risks. If the Company effects a business combination with an entity in a high-risk industry, the Company will become subject to the currently unascertainable risks of that industry. Although Management will endeavor to evaluate the risks inherent in a particular business or industry, there can be no assurance that Management will properly ascertain or assess all such risks that the Company perceived at the time of the consummation of a business combination.

It is likely that the Company’s current sole officer and director will resign upon consummation of a business combination and the Company will have only limited ability to evaluate the Management of the target business.

The Company’s ability to successfully effect a business combination will be dependent upon the efforts of the Company’s Management. The future role of Management in the target business cannot presently be ascertained. Although it is possible that Management may remain associated with the target business following a business combination, it is likely that the Management of the target business will remain in place. Although the Company intends to closely scrutinize the management of a target business in connection with evaluating the desirability of effecting a business combination, the Company cannot assure you that the Company’s assessment of Management will prove to be correct.

Dependence on key personnel

The Company is dependent upon the continued services of Management. To the extent that his services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit qualified persons upon acceptable terms.

The Company’s sole officer and director may allocate his time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination in a timely manner, if at all.

The Company’s sole officer and director, Mr. David Lazar is not required to commit his full time to the Company’s affairs, which may result in a conflict of interest in allocating his time between the Company’s business and other businesses. The Company does not intend to have any full-time employees prior to the consummation of a business combination.

If Management’s other business affairs require him to devote more time to such affairs, it could limit his ability to devote time to the Company’s affairs and could have a negative impact on the Company’s ability to consummate a business combination. Furthermore, we do not have an employment agreement with Mr. Lazar. For the period ended September 30, 2025, the Company had a loan payable of $12,554 owed to Custodian Ventures. This loan is unsecured and noninterest bearing. These management services provided by Mr. Lazar, the Company’s only employee, are to manage the day to day operations of the Company; and take the necessary actions to enable the Company to become a viable operating entity. The note bears no interest and is payable on demand.

The Company may be unable to obtain additional financing, if and when required, to complete a business combination or to fund the operations and growth of the business combination target, which could compel the Company to restructure a potential business combination transaction or to entirely abandon a particular business combination.

The Company has not yet identified any prospective target business. If we require funds for a particular business combination, because of the size of the business combination or otherwise, we will be required to seek additional financing, which may or may not be available on terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. The Company’s officer, director or stockholders are not required to provide any financing to us in connection with or after a business combination.

It is probable that the Company will only be able to enter into one business combination, which will cause us to be solely dependent on such single business and a limited number of products or services.

It is probable that the Company will enter into a business combination with a single operating business. Accordingly, the prospects for the Company’s success may be:

●	solely dependent upon the performance of a single operating business, or

●	dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, the Company will not be able to diversify the Company’s operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry.

The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to enter into or consummate an attractive business combination.

The Company expects to encounter intense competition from other entities having a business objective similar to the Company’s, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than the Company does and the Company’s financial resources are limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential target businesses that it could acquire, the Company’s ability to compete in acquiring certain sizable target businesses will be limited by the Company’s limited financial resources and the fact that the Company will use its common stock to acquire an operating business. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

The Company may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel the Company to restructure a potential business transaction or abandon a particular business combination.

We may be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues and is dependent upon the willingness of the Company’s Management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company’s corporate existence and expenses related to the Company’s business objective. The Company is not likely to generate any revenue until the consummation of a business combination, at the earliest. The Company believes that it will have available sufficient financial resources available from its Management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following a business combination.

We are dependent upon interim funding provided by Management or an affiliated party to pay professional fees and expenses. Our Management has provided funding, without formal agreement, as has been required to pay for accounting fees and other administrative expenses of the Company.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing potential business combination candidates and preparing and filing Exchange Act reports for what may be an unlimited period of time will be paid by our sole officer and director, or an affiliated party notwithstanding the fact that there is no written agreement to pay such costs. Mr. Lazar and/or an affiliated party have informally agreed to pay the Company’s expenses in the form of advances that are unsecured, non-interest bearing. The Company intends to repay these advances when it has the cash resources to do so. On September 30, 2025, the Company had a loan payable of $12,554 owed to Custodian Ventures. This loan is unsecured and noninterest bearing. The note bears no interest and is payable on demand. These management services provided by Mr. Lazar, the Company’s only employee, are to manage the day to day operations of the Company; and take the necessary actions to enable the Company to become a viable operating entity.

Based on Mr. Lazar’s resource commitment to fund our operations, we believe that we will be able to continue as a going concern until such time as we conclude a business combination. During the next 12 months we anticipate incurring costs related to:

●	filing of Exchange Act reports.

●	franchise fees, registered agent fees, legal fees, and accounting fees, and

●	investigating, analyzing, and consummating an acquisition or business combination.

We estimate that these costs will range from five to six thousand dollars per year and that we will be able to meet these costs as necessary through loans/advances from Management or affiliated parties until we enter into a business combination.

The Company’s sole officer is in a position to influence certain actions requiring stockholder vote.

The Company’s sole officer, David Lazar beneficially owns 90% of the Company’s stock, on “as if” converted basis if his preferred stock is converted to common stock. Management has no present intention to call for an annual meeting of stockholders to elect new directors prior to the consummation of a business combination. As a result, our current director will continue in office at least until the consummation of the business combination. If there is an annual meeting of stockholders for any reason, the Company’s Management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of Management’s significant equity interest. Accordingly, the Company’s Management will continue to exert substantial control at least until the consummation of a business combination.

Broad discretion of Management

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination. As a result, investors will be entirely dependent on the broad discretion and judgment of Management in connection with the selection of a prospective business combination. There can be no assurance that determinations made by the Company’s Management will permit us to achieve the Company’s business objectives.

Reporting requirements may delay or preclude a business combination

Pursuant to the requirements of Section 13 of the Exchange Act, the Company is required to provide certain information about significant acquisitions and other material events. The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K, which report contains audited financial statements of the acquired entity. These audited financial statements must be filed with the SEC within 5 days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude the consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

If the Company is deemed to be an investment company, the Company may be required to institute burdensome compliance requirements and the Company’s activities may be restricted, which may make it difficult for the Company to enter into a business combination.

●	restrictions on the nature of the Company’s investments; and

●	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements, and other rules and regulations.

The Company does not believe that its anticipated principal activities will subject it to the Investment Company Act of 1940.

The Company has no “Independent Director”, so actions taken and expenses incurred by our officer and director on behalf of the Company will generally not be subject to “Independent Review”.

Our director owns approximately 90% of the outstanding shares of our common stock and, although no compensation will be paid to him for services rendered prior to or in connection with a business combination, he may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which consist of one directors who may seek reimbursement. If our director will not be deemed “independent,” he will generally not have the benefit of independent director examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although the Company believes that all actions taken by our director on the Company’s behalf will be in the Company’s best interests, the Company cannot assure the investor that this will be the case. If actions are taken, or expenses are incurred that are not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

General Economic Risks.

The Company’s current and future business objectives and plan of operation are likely dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may adversely affect the Company’s business objective and plan of operation. These conditions and other factors beyond the Company’s control include also, but are not limited to regulatory changes.

Risks Related to Our Common Stock

The Company’s shares of common stock do not trade on any exchange.

There can be no assurance that there will be a liquid trading market for the Company’s common stock following a business combination. In the event that a liquid trading market commences, there can be no assurance as to the market price of the Company’s shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Rule 144 Related Risks

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008. These Rule 144 amendments apply to securities acquired both before and after that date. Generally, under the Rule 144 amendments, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been an affiliate at the time of, or at any time during the three months preceding, a sale; (ii) we are subject to and are current in the Exchange Act periodic reporting requirements for at least 90 days before the sale; and (iii) if the sale occurs prior to satisfaction of a one-year holding period, provided current information is available at the time of sale.

Persons who have beneficially owned restricted shares for at least six months but who are affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three months only a number of securities that does not exceed the greater of either of the following: (i) 1% of the total number of securities of the same class then outstanding; or (ii) the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information, and notice provisions of Rule 144. These Rule 144 related risks are subject to further restrictions in the event that the Exchange Act reporting company is deemed to be a Shell Company, such as the Company.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for the resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

Rule 145 Related Risk

Under the new amendments, affiliates of a target company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquirer, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section). However, those persons who are affiliates of the acquirer, and those who become affiliates of the acquirer after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities, and, if applicable, a Form 144 filing.

Application of Rule 145 to Shell Companies

Public resale of securities acquired by affiliates of acquirers and target companies in business combination transactions involving shell companies will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional Rule 144 conditions applicable to shell company securities). If the business combination transaction is registered under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:

●	The issuer must meet all of the conditions applicable to shell companies under Rule 144;

●	After 90 days from the date of the acquisition, the affiliates may resell their securities subject to Rule 144’s volume limitations, adequate current public information requirement, and manner-of-sale requirements;

●	After six months from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities subject only to the adequate current public information requirement of Rule 144; and

●	After one year from the date of the acquisition, selling security-holders who are not affiliates or the acquirer may resell their securities without restriction.

Application of Rule 419 to Shell Companies

The provisions of Rule 419 apply to amended registration statements filed under the Securities Act of 1933, as amended, by a blank check company. Rule 419 requires that a blank check company filing such amended registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger.

In addition, the Company is required to file a post-effective amendment to the amended registration statement upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8-K to report for both the entry into a material non-ordinary course agreement and the completion of the transaction. Rule 419 applies to both primary and re-sale or secondary offerings.

Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the Company must notify each investor whose shares are in escrow. Each investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.

You May Not Be Entitled to Protections Normally Afforded to Investors of Blank Check Companies.

If the net proceeds of an offering under the Securities Act of 1933 is used to complete an initial business combination with a target business that has not been identified, and we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 18 months of the effective date of the initial amended registration statement and restrict the use of interest earned on the funds held in the trust account.

Investors will then not be entitled to protections normally offered to investors in Rule 419 blank check offerings.

Dividends unlikely

The Company does not expect to pay dividends for the foreseeable future because it has no revenue or cash resources. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. The Company expects that future Management following a business combination will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

ITEM 2. FINANCIAL INFORMATION

Management’s Plan of Operation

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview

The Company has no operations from a continuing business other than the expenditures related to running the Company and has no revenue from continuing operations as of the date of this Report.

Management intends to explore and identify business opportunities within the U.S., including a potential acquisition of an operating entity through a reverse merger, asset purchase, or similar transaction. Our Chief Executive Officer has experience in business consulting, although no assurances can be given that he can identify and implement a viable business strategy or that any such strategy will result in profits. Our ability to effectively identify, develop and implement a viable plan for our business.

We do not currently engage in any business activities that provide revenue or cash flow. During the next 12-month period we anticipate incurring costs in connection with investigating, evaluating, and negotiating potential business combinations, filing SEC reports, and consummating an acquisition of an operating business.

Given our limited capital resources, we may consider a business combination with an entity which has recently commenced operations, is a developing company or is otherwise in need of additional funds for the development of new products or services or expansion into new markets, or is an established business experiencing financial or operating difficulties and is in need of additional capital. Alternatively, a business combination may involve the acquisition of, or merger with, an entity which desires access to the U.S. capital markets.

As of the date of this Report, our Management has not had any discussions with any representative of any other entity regarding a potential business combination. Any target business that is selected may be financially unstable or in the early stages of development. In such event, we expect to be subject to numerous risks inherent in the business and operations of a financially unstable or early-stage entity. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk or in which our Management has limited experience, and, although our Management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our Management anticipates that we will likely only be able to effect one business combination due to our limited capital. This lack of diversification will likely pose a substantial risk in investing in the Company for the indefinite future because it will not permit us to offset potential losses from one venture or operating territory against gains from another. The risks we face will likely be heightened to the extent we acquire a business operating in a single industry or geographical region.

We anticipate that the selection of a business combination will be a complex and risk-prone process. Because of general economic conditions, including unfavorable conditions caused by the coronavirus pandemic, rapid technological advances being made in some industries and shortages of available capital, Management believes that there are a number of firms seeking business opportunities at this time at discounted rates with which we will compete. We expect that any potentially available business combinations may appear in a variety of different industries or regions and at various stages of development, all of which will likely render the task of comparative investigation and analysis of such business opportunities extremely difficult and complicated. Once we have developed and begun to implement our business plan, Management intends to fund our working capital requirements through a combination of our existing funds and future issuances of debt or equity securities. Our working capital requirements are expected to increase in line with the implementation of a business plan and commencement of operations.

Based upon our current operations, we do not have sufficient working capital to fund our operations over the next 12 months. If we are able to close a reverse merger, it is likely we will need capital as a condition of closing that acquisition. Because of the uncertainties, we cannot be certain as to how much capital we need to raise or the type of securities we will be required to issue. In connection with a reverse merger, we will be required to issue a controlling block of our securities to the target’s shareholders, which will be very dilutive.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences, or privileges senior to our Common Stock. Additional financing may not be available on acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

We anticipate that we will incur operating losses in the next 12 months, principally costs related to our being obligated to file reports with the SEC. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and unpredictable business model, recognition of revenue sources, and the management of growth. To address these risks, we must, among other things, develop, implement, and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition, and results of operations.

Off-Balance Sheet Arrangements

As of December 31, 2024 and 2023, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of December 31, 2024 and 2023, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the years ended December 31, 2024 and 2023, and are included elsewhere in this registration statement.

ITEM 3. DESCRIPTION OF PROPERTY

The Company’s corporate office is located at PH The Towers Tower 100, Apt. 44 Winston Churchill, Paitilla Panama City, Panama is provided to us on a rent-free basis. The Company believes that the office facilities are sufficient for the foreseeable future and this arrangement will remain until we find a new business opportunity.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2025. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group. As of September 30, 2025 there were 3,871,465 shares outstanding.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage of Common Stock Owned(1)
David Lazar(2)(3)	28,136	Less than 1%
Director and Officer (1 person)

5% Shareholders
Charterhouse Industrial Holdings LTD(4)	300,000	7.7%
CJ Comu(5)	207, 296	5.4%
Sunset Pacific(6)	404,686	10.5%
Marathon Management(7)	350,000	9.0%

(1)	Applicable percentage ownership is based on 3,871,465 shares of common stock outstanding as of September 30, 2025. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 30, 2025 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)

David Lazar is the CEO, CFO only officer, employee, and only director of the Company. The common stock is held by Custodian Ventures LLC located at PH The Towers Tower 100, Apt. 44 Winston Churchill, Paitilla Panama City, Panama. David Lazar has acted as the managing member.

(3)	Custodian Ventures also hold 500,000 shares of Preferred Stock which carries super voting rights of 21,000,000,000 common shares. Each share of Preferred A is convertible into 250 shares of common stock. If the preferred stock was converted to common stock, David Lazar would own approximately 97% of the Company.
(4)	14673 Midway Road. Suite 220 Addison Texas 75001
(5)	18352 Dallas Parkway, Dallas Texas 75287
(6)	18352 Dallas Parkway, Dallas Texas 75287
(7)	14673 Midway Road. Suite 220 Addison Texas 75001

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the member of our Board of Director and our executive officers and the positions held by each.

Name	Age	Title
David Lazar	35	Chief Executive Officer, Chief Financial Officer and Chairman

Business Experience

The following table sets forth the names and positions of our executive officers and directors. Directors will be elected at our annual meeting of stockholders and serve for one year or until their successors are elected and qualified. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

David Lazar, 34, has been CEO and Chairman of the Company since July 6. 2023. David Lazar is a private investor. Mr. Lazar has been a partner at Zenith Partners International since 2013, where he specializes in research and development, sales, and marketing. From 2014 through 2015, David was the Chief Executive Officer of Dico, Inc., which was then sold to Peekay Boutiques. Since February of 2018, Mr. Lazar has been the managing member of Custodian Ventures LLC, where he specializes in assisting distressed public companies. Since March 2018, David has acted as the managing member of Activist Investing LLC, which specializes in active investing in distressed public companies. David has a diverse knowledge of financial, legal and operations Management; public company Management, accounting, audit preparation, due diligence reviews and SEC regulations. Current Mr. Lazar is Chairman and CEO of Titan Pharmaceuticals, Inc.

MARKET			FROM		TO
NAME OF ISSUER	TRADED ON	POSITION(S) HELD	MM	YYYY	MM	YYYY
Rarus Technologies, Inc. (RARS)	OTCBB	CEO, Director	01	2018	05	2018
DRS, Inc. (DRSX)		CEO, Director	07	2018	11	2018
Energenx, Inc. (EENX)	OTC	CEO	03	2018	07	2018
Melt, Inc. (MLTC)	OTC	Director	10	2018	03	2019
Nevtah Capital Management Corporation (NTAH)	OTC – US	President, Chief Executive Officer & Secretary	03	2019	05	2020
Mediashift, Inc. (MSHFQ)	OTC	Chairman, President, CEO, CFO & Secretary	03	2019	09	2019
Sollensys Corp. (SOLS)	OTC Market	President, CEO, Secretary & Director	12	2019	08	2020
ForU Holdings, Inc (FORU)	OTC Markets	Chairman, President, CEO, CFO & Secretary	03	2020	Current
Superbox, Inc (SBOX)	OTC Markets	Chairman, President, CEO, CFO & Secretary	03	2020	02	2021
Petrone Worldwide, Inc (PFWIQ)	OTC Markets	Chairman, President, CEO, CFO & Secretary	03	2020	09	2020
Gushen, Inc (GSHN)	OTC – US	Chairman, President, CEO, CFO & Secretary	03	2020	12	2020

MARKET			FROM		TO
NAME OF ISSUER	TRADED ON	POSITION(S) HELD	MM	YYYY	MM	YYYY
Reliance Global Group Inc. (RELI)	OTC	Director	03	2020	06	2020
GHAR, Inc. (GHAR)	OTC Markets	Chairman, President, CEO, CFO & Secretary	03	2020	06	2020
PhoneBrasil (PHBR)	OTC Markets	Chairman, President, CEO, CFO & Secretary	08	2020	12	2020
XXStream Entertainment, Inc.	OTC Markets	Chairman, President, CEO, CFO & Secretary	07	2020	12	2020
Adorbs Inc.	N/A	Chairman, President, CEO, CFO & Secretary	07	2020	03	2022
China Botanic Pharmaceutical, Inc(CBPI)	OTC Markets	Chairman, President, CEO, CFO & Secretary	02	2021	08	2021
C2E Energy Inc. (OOGI)	OTC Markets	Chairman, President, CEO, CFO & Secretary	02	2021	06	2021
Finotec (FTGI)	OTC Markets	Chairman, President, CEO, CFO & Secretary	03	2020	01	2021
3D Makerjet Inc. (MRJT)	OTC Markets	Chairman, President, CEO, CFO & Secretary	07	2020	03	2021
Pan Global Corp. (PGLO)	OTC Markets	Chairman, President, CEO, CFO & Secretary	07	2020	07	2021
Balincan International, Inc. (ALTB)	OTC Markets	Chairman, President, CEO, CFO & Secretary	08	2021	02	2022
Shengshi Elevator International(SSDT)	OTC Markets	Chairman, President, CEO, CFO & Secretary	05	2021	12	2021
Romulus Corp. (RMLS)	OTC Markets	Chairman, President, CEO, CFO & Secretary	08	2021	08	2021
Momentous Holdings Corp. (MMNT	OTC Markets	Chairman, President, CEO, CFO & Secretary	07	2023	12	2023
Black Titan Corp (BTTC)	Nasdaq	Chairman, President, CEO,	12	2022	04	2024
FIEE, Inc. (FIEE)	Nasdaq	Chairman, President, CEO, CFO	02	2024	06	2025
Opgen, Inc. (OPGN)	Nasdaq	Chairman, President, CEO, CFO	04	2024	08	2024
Byrn, Inc. (BRRN)	OTC Markets	Chairman, President, CEO, CFO & Secretary	07	2023	Current
LQR House Inc. (CYH)	Nasdaq	Director	10	2024	04	2025
Bio Green Med Solution Inc. (BGMS)	Nasdaq	Director and CEO and co-CFO	01	2025	04	2025
Novabay Pharmaceuticals, Inc. (NBY)	NYSE	Director and CEO	08	2025	10	2025

Employment Agreements

We have no formal employment agreement with David Lazar, who is our sole employee, director or officer.

Family Relationships

None.

Involvement in Certain Legal Proceedings

None of our Directors, Executive Officers, promoters or control persons has been involved in any of the following events during the past 10 years:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an Executive Officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses;

3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

As of the date of filing, the Company has never adopted a corporate code of ethics, and the new Management of the Company has not yet made plans to formulate such a code.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Once the Company becomes subject to the Exchange Act of 1934, our office and director has informed us that he intends to file reports required to be filed under Section 16(a).

ITEM 6. EXECUTIVE COMPENSATION

No executive compensation was paid during the fiscal years ended December 31, 2024 and 2023. The Company had no employment agreement with any of its officers and directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

On September 30, 2025 the Company obtained a promissory note in amount of $12,554 from Activist Investing, LLC in exchange for services. The note bears no interest and is payable on demand. These management services provided by Mr. Lazar, the Company’s only employee, are to manage the day to day operations of the Company; and take the necessary actions to enable the Company to become a viable operating entity.

ITEM 8. LEGAL PROCEEDING

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock does not trade on any exchange

As of September 30, 2025, our shares of common stock were held by approximately 1,705 stockholders of record. The transfer agent of our common stock is Signature Stock Transfer Inc. 14673 Midway Road, Suite 220, Addison Texas 75001, phone (972) 612-4120.

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available, therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our common stock is authorized for issuance has been adopted during the fiscal years ended December 31, 2024 and 2023.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 11. DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

The following statements relating to the capital stock set forth the material terms of the Company’s securities; however, reference is made to the more detailed provisions of our Certificate of Incorporation and by-laws, copies of which are filed herewith.

Common Stock

Our Certificate of Incorporation authorize the issuance of 700,000,000 shares of common stock, par value $0.001. Our holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to a business combination transaction, nor can there be any assurance that any dividends will be paid following any business combination.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada General Corporation Law, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Nevada General Corporation Law; and

●	from any transaction from which the director derived an improper personal benefit.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

During the fiscal years ended December 31, 2024, and 2023 and through the date hereof, neither the Company nor anyone on its behalf has consulted with Beckles regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that AJSH concluded was an important factor considered by the Company in deciding as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

ITEM 15. FINANCIAL STATEMENT AND EXHIBITS

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
Humitech International Group, Inc:

Results of Review of Interim Financial Statements

We have reviewed the accompanying balance sheet of Humitech International Group, Inc (the Company) as of September 30, 2025, the related statements of operations and changes in stockholders' equity (deficit) for the three-month and nine-month periods ended September 30, 2025 and 2024, and the related statements of cash flows for the nine-month periods ended September 30, 2025 and 2024, and the related notes to the financial statements (collectively, the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Company as of December 31, 2024, and the related statements of operations, changes in stockholder's deficit and cash flows for the year then ended (not presented herein); and in our report dated December 1, 2025, we expressed an unqualified opinion on those financial statements and included an explanatory paragraph concerning matters that raise substantial doubt about the Company's ability to continue as a going concern. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2024, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Emphasis of Matter

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements and Note 1 to the annual financial statements for the year ended December 31, 2024 (not presented herein), the Company has suffered recurring losses from operations and negative cash flows from operating activities. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the respective interim financial statements. The interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our reviews in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ Beckles & Co

Beckles & Co. Inc. (PCAOB ID 7116)

We have served as the Company's auditor since 2025

West Palm Beach, FL

December 1, 2025

400 Columbia Drive, Suite 101

West Palm Beach, FL 33409

Ph.561 689-4093

Fax: 954 827-0968

HUMITECH INTERNATIONAL GROUP, INC.

BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Prepaid expenses	$476	$272
Total Assets	$476	$272

LIABILITIES & STOCKHOLDERS’ DEFICIT
Accrued Liabilities	$3,000	$-
Related party loans	12,554	4,020
Current liabilities	15,554	4,020
Total liabilities	15,554	4,020

Stockholders’ Deficit
Series A Preferred Stock, par value $0.001, 500,000 shares authorized issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	5,000	5,000
Common stock, par value $0.001, 700,000,000 shares authorized, 3,871,465 issued and outstanding of shares as of September 30, 2025 and December 31, 2024	3,871	3,871
Additional paid in capital	1,493,016	1,493,016
Accumulated deficit	(1,516,965)	(1,505,634)
Total Stockholders’ (Deficit)	(15,078)	(3,747)
Total Liabilities and Stockholders’ Deficit	$476	$272

The accompanying notes are an integral part of these unaudited financial statements.

HUMITECH INTERNATIONAL GROUP, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	Three months Ended September 30, 2025	Three months Ended September 30, 2024	Nine months Ended September 30, 2025	Nine months Ended September 30, 2024
Revenue	$-	$-	$-	$-

Operating Expenses:
Administrative expenses -related party	10,922	462	11,330	864
Total operating expenses	10,922	462	11,330	864
(Loss) from operations	(10,922)	(462)	(11,330)	(864)
Other (expense) net	-	-	-	-
(Loss) before provision for income taxes	(10,922)	(462)	(11,330)	(864)
Provision for income taxes	-	-	-	-
Net Loss	(10,922)	(462)	(11,330)	(864)

Basic and diluted (loss) per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding	3,871,465	3,871,465	3,871,465	3,871,465

The accompanying notes are an integral part of these unaudited financial statements.

HUMITECH INTERNATIONAL GROUP, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Deficit
Balance, December 31, 2023	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,504,567)	$(2,680)

Net loss	-	-	-	-	-	(266)	(266)

Balance, March 31, 2024	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,504,833)	$(2,946)

Net loss	-	-	-	-	-	(136)	(136)

Balance, June 30, 2024	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,504,969)	$(3,082)

Net loss	-	-	-	-	-	(462)	(462)

Balance, September 30, 2024	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,505,430)	$(3,543)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Deficit
Balance, December 31, 2024	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,505,634)	$(3,747)

Net loss	-	-	-	-	-	(204)	(204)

Balance, March 31, 2025	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,505,839)	$(3,952)

Net loss	-	-	-	-	-	(204)	(204)

Balance, June 30, 2025	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,506,043)	$(4,156)

Net loss	-	-	-	-	-	(10,922)	(10,922)

Balance, September 30, 2025	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,516,965)	$(15,078)

The accompanying notes are an integral part of these unaudited financial statements

HUMITECH INTERNATIONAL GROUP, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months Ended September 30, 2025	Nine months Ended September 30, 2024
Cash Flows From Operating Activities:
Net loss	$(11,330)	$(864)
Changes in operating assets and liabilities:
Accrued Liabilities	3,000	$-
Prepaid expenses	(204)	$47
Net cash (used in) operating activities	(8,534)	(816)

Cash Flows From Investing Activities:
Net cash provided by (used in) investing activities	-	-

Cash Flows From Financing Activities:
Proceeds from related party loans	8,534	816
Net cash provided by financing activities	8,534	816

Net Increase (Decrease) In Cash	-	-
Cash At The Beginning Of The Period	-	-
Cash At The End Of The Period	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

HUMITECH INTERNATIONAL GROUP, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 30, 2025 AND SEPTEMBER 30, 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Humitech International Group, Inc. (“Humitech”, “we”, “us”, “the Company” was incorporated in the state of Nevada on January 5, 2000 under the name Airsopure International Group, Inc. as a wholly owned subsidiary of Airtech International Group, Inc., a publicly traded company (symbol “AIRG”). On October 31, 2001, AIRG distributed to its stockholders by means of a tax-free spin-off one share of Humitech common stock for every ten shares of AIRG owned by the stockholders. The shares distributed represented 100% of AIRG’s ownership interest in the company and subsequent to the distribution Humitech and AIRG have no other business relationships or obligations to each other. Prior to October 1, 2001, Humitech was inactive. Humitech intended to be engaged in the marketing and sale of humidity control products through franchise distributorships and direct sales throughout the United States and Canada. This activity constitutes Humitech’s only operating segment. On March 7, 2002, Airsopure International Group, Inc. changed its name to Humitech International Group, Inc.

On May 15, 2002 we filed a Form SB-2 to sell 5,000,000 shares of common stock to the public, and to register 4,644,108 shares for sale by its selling shareholders. Subsequently, we filed a Form SB-2/A1 on October 28, 2002 and a Form SB-2/A2 on November 08, 2002. Eventually we filed a Form RW on March 31, 2003 to withdraw its Registration Statement. We have been dormant from that time until December 7, 2021 when Custodian Ventures, managed by David Lazar was appointed Custodian pursuant to the Notice of Entry of Order, in Clark County Nevada pursuant to Case No. A-21-843444-B.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company has incurred significant operating losses since inception. As of September 30, 2025 the Company had a working capital deficit of $15,078 and negative shareholders’ equity of $15,078.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. The Company is currently being funded by David Lazar who is extending interest - free demand loans to the Company. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires Management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On September 30, 2025, and December 31, 2024, the Company’s cash equivalents totaled $-0- and $-0- respectively.

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

There is no new accounting guidance that impacts the Company’s financial statements.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

The Company did not have any contractual commitments as of September 30, 2025, and December 31, 2024.

NOTE 4 – NOTES PAYABLE RELATED PARTY

Mr. Lazar, the Company’s Court-appointed custodian is considered a related party. During the nine months ended September 30, 2025, he extended $8,534 in interest free demand loans to the Company. As of September 30, 2025 and December 31, 2024 the amount dues to Mr. Lazar were $12,554 and $4,020, respectively.

NOTE 5 – EQUITY

Common stock

The Company has authorized 700,000,000 shares of Common Stock and 500,000 shares of Preferred Stock both with a par value of $0.001. As of September 30, 2025, and December 31, 2024, there were 3,871,465 and 3,871,465 shares of Common Stock issued and outstanding, respectively.

Series A Preferred Stock

As of September 30, 2025 and December 31, 2024 there were 500,000 Series A Preferred Shares outstanding which carried super voting rights of 21,000,000,000 common shares. Each share of Preferred A is convertible into 250 shares of common stock.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company has performed an evaluation of subsequent events from September 30, 2025, through December 1, 2025, the date the financial statements were issued. Based on the evaluation, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of
Humitech International Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Humitech International Group, Inc as of December 31, 2024 and 2023, the related statements of operations, stockholders’ (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

400 Columbia Drive, Suite 101

West Palm Beach, FL 33409

Ph.561 689-4093

Fax: 954 827-0968

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole10, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

No matters identified in the audit were considered to be critical audit matters.

/s/ Beckles & Co

Beckles & Co. Inc. (PCAOB ID 7116)

We have served as the Company’s auditor since 2025

West Palm Beach, FL

December 1, 2025

400 Columbia Drive, Suite 101

West Palm Beach, FL 33409

Ph.561 689-4093

Fax: 954 827-0968

HUMITECH INTERNATIONAL GROUP, INC.

BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Prepaid expenses	$272	$266
Total Assets	$272	$266

LIABILITIES & STOCKHOLDERS’ DEFICIT
Related party loans	$4,020	$2,946
Current liabilities	4,020	2,946
Total liabilities	4,020	2,946

Stockholders’ Deficit
Series A Preferred Stock, par value $0.001, 500,000 shares authorized issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	5,000	5,000
Common stock, par value $0.001, 700,000,000 shares authorized, 3,871,465 issued and outstanding of shares as of December 31, 2024 and December 31, 2023	3,871	3,871
Additional paid in capital	1,493,016	1,493,016
Accumulated deficit	(1,505,634)	(1,504,567)
Total Stockholders’ (Deficit)	(3,747)	(2,680)
Total Liabilities and Stockholders’ Deficit	$272	$266

The accompanying notes are an integral part of these financial statements.

HUMITECH INTERNATIONAL GROUP, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2024	Year Ended December 31, 2023
Revenue	$-	$-

Operating Expenses:
Administrative expenses -related party	1,068	532
Total operating expenses	1,068	532
(Loss) from operations	(1,068)	(532)
Other (expense) net	-	-
(Loss) before provision for income taxes	(1,068)	(532)
Provision for income taxes	-	-
Net Loss	(1,068)	(532)

Basic and diluted (loss) per common share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	3,871,465	3,871,465

The accompanying notes are an integral part of these financial statements.

HUMITECH INTERNATIONAL GROUP, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Deficit
Balance, December 31, 2022	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,504,034)	$(2,148)

Net loss		-		-	-	(532)	(532)

Balance, December 31, 2023	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,504,567)	$(2,680)

Net loss		-		-	-	(1,068)	(1,068)

Balance, December 31, 2024	500,000	$5,000	3,871,465	$3,871	$1,493,016	$(1,505,634)	$(3,747)

The accompanying notes are an integral part of these financial statements.

HUMITECH INTERNATIONAL GROUP, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash Flows From Operating Activities:
Net loss	$(1,068)	$(532)
Changes in operating assets and liabilities:
Prepaid expenses	(6)	(266)
Net cash (used in) operating activities	(1,074)	(798)

Cash Flows From Investing Activities:
Net cash provided by (used in) investing activities	-	-

Cash Flows From Financing Activities:
Proceeds from related party loans	1,074	798
Net cash provided by financing activities	1,074	798

Net Increase (Decrease) In Cash	-	-
Cash At The Beginning Of The Period	-	-
Cash At The End Of The Period	$-	$-

The accompanying notes are an integral part of these financial statements.

HUMITECH INTERNATIONAL GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Humitech International Group, Inc. (“Humitech”, “we”, “us”, “the Company” was incorporated in the state of Nevada on January 5, 2000 under the name Airsopure International Group, Inc. as a wholly owned subsidiary of Airtech International Group, Inc., a publicly traded company (symbol “AIRG”). On October 31, 2001, AIRG distributed to its stockholders by means of a tax-free spin-off one share of Humitech common stock for every ten shares of AIRG owned by the stockholders. The shares distributed represented 100% of AIRG’s ownership interest in the company and subsequent to the distribution Humitech and AIRG have no other business relationships or obligations to each other. Prior to October 1, 2001, Humitech was inactive. Humitech intended to be engaged in the marketing and sale of humidity control products through franchise distributorships and direct sales throughout the United States and Canada. This activity constitutes Humitech’s only operating segment. On March 7, 2002, Airsopure International Group, Inc. changed its name to Humitech International Group, Inc.

On May 15, 2002 the Company filed a Form SB-2 to sell 5,000,000 shares of common stock to the public, and to register 4,644,108 shares for sale by its selling shareholders. Subsequently, the Company filed a Form SB-2/A1 on October 28, 2002 and a Form SB-2/A2 on November 08, 2002. Eventually the Company filed a Form RW on March 31, 2003 to withdraw its Registration Statement. The Company has been dormant from that time until December 7, 2021 when Custodian Ventures, managed by David Lazar was appointed Custodian pursuant to the Notice of Entry of Order, in Clark County Nevada pursuant to Case No. A-21-843444-B.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company has incurred significant operating losses since inception. As of December 31, 2024 the Company had a working capital deficit of $3,747 and negative shareholders’ equity of $3,747.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. The Company is currently being funded by David Lazar who is extending interest - free demand loans to the Company. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires Management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2024 and 2023, the Company’s cash equivalents totaled $-0- and $-0- respectively.

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

There is no new accounting guidance that impacts the Company’s financial statements.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

The Company did not have any contractual commitments as of December 31, 2024, and December 31, 2023.

NOTE 4 – NOTES PAYABLE RELATED PARTY

Mr. Lazar, the Company’s Court-appointed custodian is considered a related party. During the years ended December 31, 2024 and 2023, he extended $1,074 and $798, respectively in interest free demand loans to the Company. As of December 31, 2024 the amount due to Mr. Lazar was $4,020.

NOTE 5 – EQUITY

Common stock

The Company has authorized 700,000,000 shares of Common Stock and 500,000 shares of Preferred Stock both with a par value of $0.001. As of December 31, 2024 and December 31, 2023, there were 3,871,465 and 3,871,465 shares of Common Stock issued and outstanding, respectively.

Series A Preferred Stock

As of December 31, 2024 and December 31, 2023 there were 500,000 Series A Preferred Shares outstanding which carried super voting rights of 21,000,000,000 common shares. Each share of Preferred A is convertible into 250 shares of common stock.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company has performed an evaluation of subsequent events from September 30, 2024 through December 1, 2025, the date the financial statements were issued. Based on the evaluation, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Exhibit No.	Description
3.1a	Articles of Incorporation of Airsopure International Group Inc. (incorporated by reference to our Registration Statement Form SB-2 filed on 5/15/2002)
3.1b	Certificate of Amendment to the Articles of Incorporation of Airsopure International Group, Inc. (incorporated by reference to our Registration Statement Form SB-2 filed on 5/15/2002)
3.2	Bylaws of Humitech International Group, Inc. (incorporated by reference to our Registration Statement Form SB-2 filed on 5/15/2002)
22	Demand Promissory Note Payable to Custodian Ventures, LLC
23.1	Consent of the Independent Auditor

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 1, 2025

Humitech International Group, Inc.

By:	/s/ David Lazar
David Lazar, CEO